SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.


                                FORM 8-K


                             CURRENT REPORT


                 Pursuant to Section 10 or 15(d) of the
                     Securities Exchange Act of 1934



                            FEBRUARY 24, 2000
          ----------------------------------------------------
            Date of Report (date of earliest event reported)


                     GLOBAL WATER TECHNOLOGIES, INC.
      -------------------------------------------------------------
         (Exact Name of Registrant as Specified in its Charter)


    DELAWARE                   33-37513-D                  84-1148204
---------------                ----------             -------------------
(State or Other                (Commission            (IRS Employer Iden-
Jurisdiction of               File Number)             tification Number)
Incorporation)


                       1767 DENVER WEST BOULEVARD
                         GOLDEN, COLORADO 80401
                 ---------------------------------------
                 (Address of Principal Executive Offices
                           Including Zip Code)


                             (303) 215-1100
                     ------------------------------
                     (Registrant's telephone number,
                          including area code)

Item 5.   Other Events
------    ------------

     On February 24, 2000, the Company announced that its gross revenues for the fiscal year ended December 31, 1999, would exceed $60 million, and, accordingly, the 1,000,000 shares of Series A Convertible Preferred stock currently outstanding would automatically convert into shares of Common Stock on the basis of 290 shares of Common Stock for each one share of Series A Convertible Preferred stock. The terms of the conversion of the Series A Convertible Preferred stock were established in September 1997 when the Company, then known as Fi-Tek VI, Inc., acquired all the issued and outstanding shares of Psychrometric Systems, Inc. in exchange for Common Stock and Series A Convertible Preferred stock. The conversion into Common Stock will occur upon the filing of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, with the Securities and Exchange Commission.

     The Company also announced that it had reached an agreement with George A. Kast, president and principal shareholder of the Company, who holds 876,341 shares of the Series A Convertible Preferred stock which would automatically convert into 254,138,890 shares of Common Stock, to return his shares of Series A Preferred to the Company prior to conversion. In exchange for his Series A Preferred shares, the Company will issue Mr. Kast 876,341 shares of a newly designated Series C Convertible Preferred Stock, which would convert into shares of Common Stock on a one-for-290 basis upon a "change in control" of the Company.

Item 7.   Financial Statements and Exhibits.
------    ----------------------------------

     The following exhibit is filed in accordance with the requirements of
Item 601 of Regulation S-B:

     Exhibit No.         Description
     -----------         -----------

     3.7                 Certificate of Designations of Preferred Stock
                         (Series C)


                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GLOBAL WATER TECHNOLOGIES, INC.



Dated: February 24, 2000           By: /s/ GEORGE A. KAST
                                      ---------------------------------
                                       George A. Kast
                                       President

                                   -2-